Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Gilbert
Vice President of Investor and Industry Analyst Relations
1-(858)658-4813 (ph) 1-(858) 651-9303 (fax)
e-mail: ir@qualcomm.com
Qualcomm Announces First Quarter Fiscal 2008 Results
Revenues $2.44 Billion, Diluted EPS $0.46
Pro Forma Diluted EPS $0.52, up 21 percent year-over-year
Reaffirms Fiscal 2008 Pro Forma Earnings Guidance
SAN DIEGO — January 23, 2008 — Qualcomm Incorporated (NASDAQ: QCOM) today announced results for the first fiscal quarter of 2008 ended December 30, 2007.
Total Qualcomm (GAAP) First Quarter Results
Total Qualcomm results are reported in accordance with generally accepted accounting principles (GAAP).
•	Revenues: $2.44 billion, up 21 percent year-over-year and 6 percent sequentially.

•	Net income: $767 million, up 18 percent year-over-year and down 32 percent sequentially.*

•	Diluted earnings per share: $0.46, up 21 percent year-over-year and down 31 percent sequentially.*

•	Effective tax rate: 18 percent for the quarter. Fiscal 2008 estimated tax rate of approximately 17 percent.

•	Estimated share-based compensation: $85 million, net of tax, down 2 percent year-over-year and up 9 percent sequentially.

•	Operating cash flow: $880 million, up 12 percent year-over-year; 36 percent of revenues.

•	Return of capital to stockholders: In the quarter, dividends announced totaled $228 million, or $0.14 per share, which were paid January 4, 2008 and $900 million related to the repurchase of common stock.

*	The sequential decrease in net income and diluted earnings per share for total Qualcomm (GAAP) is due to a $331 million tax benefit recorded in the fourth fiscal quarter of 2007 as a result of completing audits of prior years’ tax returns.
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Qualcomm Announces First Quarter Fiscal 2008 Results	Page 2 of 15
Qualcomm Pro Forma First Quarter Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $2.44 billion, up 21 percent year-over-year and 6 percent sequentially.

•	Net income: $872 million, up 21 percent year-over-year and down 4 percent sequentially.

•	Diluted earnings per share: $0.52, up 21 percent year-over-year and down 4 percent sequentially; excludes $0.01 loss per share attributable to the QSI segment and $0.05 loss per share attributable to certain estimated share-based compensation.

•	Effective tax rate: 22 percent for the quarter. Fiscal 2008 estimated tax rate of approximately 21 percent.

•	Free cash flow: $908 million, up 67 percent year-over-year; 37 percent of revenues (defined as net cash from operating activities less capital expenditures).
Detailed reconciliations between total Qualcomm (GAAP) results and cash flow and Qualcomm pro forma results and cash flow are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.
“We are pleased to report another strong quarter as the demand for CDMA-based devices, applications and services continues to accelerate around the world,” said Dr. Paul E. Jacobs, chief executive officer of Qualcomm. “We continue to work closely with our partners to successfully provide the innovative wireless products and services consumers demand. Our results reflect another record quarter of chipset shipments and a 21 percent year-over-year growth in both revenues and pro forma earnings per share.”
“Our continued focus on execution allows us to deliver excellent financial results despite the impact of defending our business model. The fundamental drivers of our business remain strong, and based on our current business outlook, we are pleased to reaffirm our fiscal 2008 pro forma earnings per share guidance.”

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 3 of 15
Cash and Marketable Securities
Qualcomm’s cash, cash equivalents and marketable securities totaled approximately $11.3 billion at the end of the first quarter of fiscal 2008, compared to $11.8 billion at the end of the fourth quarter of fiscal 2007 and $10.5 billion a year ago. As of December 30, 2007, $670 million remained authorized for repurchases under our stock repurchase program, net of a put option outstanding which could require us to repurchase 2.5 million shares of our common stock for approximately $94 million. Since December 30, 2007, we have repurchased and retired more than 17.7 million shares of our common stock for approximately $668 million. On January 16, 2008, we announced a cash dividend of $0.14 per share payable on March 28, 2008 to stockholders of record at the close of business on February 29, 2008.
Estimated Share-Based Compensation
Total Qualcomm (GAAP) net income for the first quarter of fiscal 2008 included estimated share-based compensation, net of tax, of $85 million or $0.05 per diluted share. This compares to $87 million, or $0.05 per diluted share, in the prior year quarter.
Research and Development

		Estimated
	Qualcomm Pro	Share-Based	In-Process		Total Qualcomm
($ in millions)	Forma	Compensation	R&D	QSI	(GAAP)
First quarter fiscal 2008	$430	$57	$2	$22	$511
As a % of revenue	18%			N/M	21%
First quarter fiscal 2007	$365	$58	$—	$17	$440
As a % of revenue	18%				22%
Year-over-year change ($)	18%	(2%)			16%
Pro forma R&D expenses increased 18 percent year-over-year, primarily due to additional engineering resources for the development of integrated circuit products, next generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services, including lower cost devices, the integration of wireless with consumer electronics and computing, the convergence of multiband, multimode, multinetwork products and technologies, third party operating systems and services platforms. QSI R&D expenses were related to MediaFLO USA.

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 4 of 15
Selling, General and Administrative

		Estimated
	Qualcomm Pro	Share-Based		Total Qualcomm
($ in millions)	Forma	Compensation	QSI	(GAAP)
First quarter fiscal 2008	$308	$58	$23	$389
As a % of revenue	13%		N/M	16%
First quarter fiscal 2007	$282	$62	$25	$369
As a % of revenue	14%			18%
Year-over-year change ($)	9%	(6%)		5%
Pro forma selling, general and administrative (SG&A) expenses increased 9 percent year-over-year, primarily attributable to an increase in employee related expenses, partially offset by a decrease in bad debt expense. QSI SG&A expenses were primarily related to MediaFLO USA.
Effective Income Tax Rate
Our fiscal 2008 effective income tax rates are estimated to be 17 percent for total Qualcomm (GAAP) and 21 percent for Qualcomm pro forma, consistent with our prior guidance. The first quarter Qualcomm (GAAP) and pro forma effective tax rates of 18 percent and 22 percent, respectively, are higher than the expected annual effective tax rates primarily due to the revaluation of deferred tax assets.
Qualcomm Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total Qualcomm (GAAP) results for the first quarter of fiscal 2008 included $0.01 loss per share for the QSI segment. The first quarter of fiscal 2008 QSI results included $66 million in operating expenses, primarily related to MediaFLO USA.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks. Due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 5 of 15
from the business outlook if we incur any such income or expense items. In addition, our outlook does not include provisions for the consequences of injunctions or significant possible damages or costs related to litigation matters unless damages have been awarded by a court.
We are engaged in multiple disputes with Nokia Corp., including arbitration over Nokia’s obligation to pay royalties for the use of certain of our patents. As a result, under generally accepted accounting principles, we are not recording royalty revenue attributable to Nokia’s sales after April 9, 2007 until an arbitrator (or court) awards damages or the disputes are otherwise resolved by agreement with Nokia. We have excluded from our fiscal 2008 revenue and earnings guidance our estimate of royalties which we believe Nokia is required to report and pay to us under our existing license agreement in fiscal 2008.
We continue to be engaged in litigation with Broadcom Corporation in various forums. On December 31, 2007, the Federal District Court in Santa Ana, California issued an injunction as to certain of our products, while enjoining but mandating a limited license with respect to other products. We continue the effort to design products to avoid the claims of the patents found by the jury to infringe Broadcom’s patents. We have already announced that we expect devices to be available before the end of the first calendar quarter of 2008 that incorporate our chipsets which do not include the accused function of the 6,847,686 patent. We have filed a motion for stay and a motion asking that the judge clarify certain portions of his ruling, and we intend to appeal the adverse findings in this case. We have included our estimate of the impact of this ruling in our outlook for fiscal 2008.
The following table summarizes total Qualcomm (GAAP) and Qualcomm pro forma guidance for the second fiscal quarter and fiscal year 2008 based on the current business outlook. The pro forma business outlook provided below is presented in a manner that is consistent with the presentation of pro forma results provided elsewhere herein.

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 6 of 15
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
SECOND FISCAL QUARTER

Current Guidance
	Q2’07		Q2’08
	Results		Estimates

Qualcomm Pro Forma
Revenues	$2.22B		$2.4B-$2.5B
Year-over-year change			increase 8% - 13%
Diluted earnings per share (EPS)	$0.50		$0.50-$0.52
Year-over-year change			even - increase 4%

Total Qualcomm (GAAP)
Revenues	$2.22B		$2.4B-$2.5B
Year-over-year change			increase 8% - 13%
Diluted earnings per share (EPS)	$0.43		$0.42-$0.44
Year-over-year change			decrease 2%-increase 2%
Diluted EPS attributable to QSI	$(0.01)		$(0.02)
Diluted EPS attributable to estimated share-based compensation	$(0.05)		$(0.06)
Diluted EPS attributable to in-process R&D	$(0.01)		n/a

Metrics
MSM shipments	approx. 61M		approx. 80M - 85M
CDMA/WCDMA devices shipped (1)	approx. 88M	* (2)	approx. 112M - 118M *
CDMA/WCDMA device wholesale average selling price (1)	approx. $213	* (2)	approx. $216 *

*	Shipments in Dec. quarter, reported in Mar. quarter
FISCAL YEAR

		Prior Guidance	Current Guidance
	FY 2007	FY 2008	FY 2008
	Results (3)	Estimates (4)	Estimates (4)

Qualcomm Pro Forma
Revenues	$8.87B	$9.5B-$9.9B	$9.6B-$10.0B
Year-over-year change		increase 7% - 12%	increase 8% - 13%
Diluted earnings per share (EPS)	$2.01	$2.01-$2.07	$2.01-$2.07
Year-over-year change		even - increase 3%	even - increase 3%

Total Qualcomm (GAAP)
Revenues	$8.87B	$9.5B-$9.9B	$9.6B-$10.0B
Year-over-year change		increase 7% - 12%	increase 8% - 13%
Diluted earnings per share (EPS)	$1.95	$1.66-$1.72	$1.67-$1.73
Year-over-year change		decrease 12% - 15%	decrease 11% - 14%
Diluted EPS attributable to QSI	$(0.08)	$(0.14)	$(0.12)
Diluted EPS attributable to estimated share-based compensation	$(0.19)	$(0.21)	$(0.22)
Diluted EPS attributable to in-process R&D	$(0.01)	n/a	$0.00
Diluted EPS attributable to tax items related to prior years	$0.22	n/a	n/a

Metrics
Fiscal year* CDMA/WCDMA device wholesale average selling price (1)	approx. $214 (2)	approx. $199	approx. $203

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (1)(2)

	Prior Guidance	Current Guidance	Prior Guidance	Current Guidance
	Calendar 2007	Calendar 2007	Calendar 2008	Calendar 2008
CDMA/WCDMA device shipments	Estimates	Estimates	Estimates	Estimates

March quarter	approx. 86M	approx. 86M	not provided	not provided
June quarter	approx. 89M	approx. 89M	not provided	not provided
September quarter	approx. 95M - 98M	approx. 95M	not provided	not provided
December quarter	not provided	approx. 112M - 118M	not provided	not provided

Calendar year range (approx.)	385M - 395M	382M - 388M	492M - 522M	492M - 522M

	Midpoint	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 390M	approx. 385M	approx. 507M	approx. 507M
CDMA units	approx. 208M	approx. 208M	approx. 223M	approx. 223M
WCDMA units	approx. 182M	approx. 177M	approx. 284M	approx. 284M

(1)	CDMA/WCDMA device shipments and average selling prices are estimated for the total market.

(2)	We perform periodic audits of the royalties payable by our licensees. As a result of our audit process, we determined during the fourth quarter of fiscal 2007 that total CDMA-based device shipments and average selling prices (ASPs) should be adjusted for certain periods. The adjustments related only to device shipments and ASPs and did not impact the amount or timing of our revenue. Historical units presented herein have been adjusted to reflect these adjustments.

(3)	Our fiscal 2007 results do not include royalty revenue attributable to Nokia’s sales after April 9, 2007 which, as of November 14, 2007, we estimated to be approximately $0.05 diluted earnings per share.

(4)	We have excluded from our fiscal 2008 revenue and earnings guidance our estimate of royalties which we believe Nokia is required to report and pay to us under our existing license agreement in fiscal 2008 which, as of December 20, 2007, we estimated to be approximately $0.25-$0.30 diluted earnings per share.
Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 7 of 15
Results of Business Segments (in millions, except per share data):
First Quarter — Fiscal Year 2008

						Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	R&D	QSI (3)	(GAAP)
Revenues	$1,574	$650	$210	$5	$2,439	$—	$—	$1	$2,440
Change from prior year	28%	8%	12%	N/M	21%			N/M	21%
Change from prior quarter	11%	0%	(14%)	N/M	6%			0%	6%
EBT	$470	$541	$24	$76	$1,111	$(124)	$(2)	$(55)	$930
Change from prior year	49%	9%	20%	N/M	17%	5%	N/A	(28%)	19%
Change from prior quarter	11%	1%	(23%)	N/M	(2%)	(6%)	N/A	14%	(2%)
EBT as a % of revenues	30%	83%	11%	N/M	46%	N/A	N/A	N/M	38%
Net income (loss)					$872	$(84)	$(1)	$(20)	$767
Change from prior year					21%	2%	N/A	5%	18%
Change from prior quarter					(4%)	(9%)	N/A	41%	(32%)
Diluted EPS					$0.52	$(0.05)	$—	$(0.01)	$0.46
Change from prior year					21%	0%	N/A	0%	21%
Change from prior quarter					(4%)	0%	N/A	50%	(31%)
Diluted shares used					1,664	1,664	1,664	1,664	1,664
Fourth Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based			Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	Tax Items (4)	QSI (3)	(GAAP)
Revenues	$1,419	$647	$245	$(6)	$2,305	$—	$—	$1	$2,306
EBT	424	537	31	137	1,129	(117)	—	(64)	948
Net income (loss)					911	(77)	331	(34)	1,131
Diluted EPS					$0.54	$(0.05)	$0.20	$(0.02)	$0.67
Diluted shares used					1,689	1,689	1,689	1,689	1,689
First Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based			Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	Tax Items	QSI (3)	(GAAP)
Revenues	$1,230	$600	$188	$1	$2,019	$—	$—	$—	$2,019
EBT	316	498	20	118	952	(130)	—	(43)	779
Net income (loss)					722	(86)	33	(21)	648
Diluted EPS					$0.43	$(0.05)	$0.02	$(0.01)	$0.38
Diluted shares used					1,685	1,685	1,685	1,685	1,685
Second Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	R&D	QSI (3)	(GAAP)
Revenues	$1,259	$759	$198	$5	$2,221	$—	$—	$—	$2,221
EBT	368	636	20	82	1,106	(126)	(10)	(42)	928
Net income (loss)					838	(83)	(9)	(20)	726
Diluted EPS					$0.50	$(0.05)	$(0.01)	$(0.01)	$0.43
Diluted shares used					1,693	1,693	1,693	1,693	1,693
Twelve Months — Fiscal Year 2007

						Estimated				Total
				Reconciling	Qualcomm Pro	Share-Based	Tax	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	Items (4)	R&D	QSI	(GAAP)
Revenues	$5,275	$2,772	$828	$(5)	$8,870	$—	$—	$—	$1	$8,871
EBT	1,547	2,340	88	388	4,363	(487)	—	(10)	(240)	3,626
Net income (loss)					3,406	(321)	364	(9)	(137)	3,303
Diluted EPS					$2.01	$(0.19)	$0.22	$(0.01)	$(0.08)	$1.95
Diluted shares used					1,693	1,693	1,693	1,693	1,693	1,693

(1)	Reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of certain investment income, research and development expenses and marketing expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(4)	During the fourth quarter of fiscal 2007, the Company recorded a $331 million tax benefit, or $0.20 diluted earnings per share, related to tax expense recorded in prior years resulting from the completion of tax audits during the fourth fiscal quarter. The fiscal 2007 Qualcomm pro forma results excluded this tax benefit attributable to prior years.
N/M — Not Meaningful
N/A — Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 8 of 15
Conference Call
Qualcomm’s first quarter fiscal 2008 earnings conference call will be broadcast live on January 23, 2008 beginning at 1:45 p.m. Pacific Standard Time (PST) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on January 23, 2008 beginning at approximately 5:30 p.m. (PST) through February 23, 2008 at 9:00 p.m. (PST). To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 28814084. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at http://investor.qualcomm.com/results.cfm.
Qualcomm Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P 500 Index and is a 2007 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments, and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 9 of 15
measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s operational performance. Further, share-based compensation is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is generally not an expense that requires or will require cash payment by the Company. Certain tax items related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition,

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 10 of 15
management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total Qualcomm (GAAP) results and Qualcomm pro forma results and between total Qualcomm (GAAP) cash flow and Qualcomm pro forma cash flow are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment of our technologies in wireless networks and of 3G wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA and OFDMA both domestically and internationally; attacks on our business model, including results of current and future litigation and arbitration proceedings as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; fluctuations in the demand for products, services or applications based on our technologies; our dependence on major customers and licensees; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
© 2008 Qualcomm Incorporated. All rights reserved. Qualcomm is a registered trademark of Qualcomm Incorporated. MediaFLO and FLO are trademarks of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 11 of 15
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 30, 2007
			Estimated			Total
	Qualcomm Pro		Share-Based	In-Process		Qualcomm
	Forma		Compensation (a)	R&D	QSI	(GAAP)
Revenues:
Equipment and services	$1,702		$—	$—	$1	$1,703
Licensing and royalty fees	737		—	—	—	737

Total revenues	2,439		—	—	1	2,440

Operating expenses:
Cost of equipment and services revenues	753		9	—	21	783
Research and development	430		57	2	22	511
Selling, general and administrative	308		58	—	23	389

Total operating expenses	1,491		124	2	66	1,683

Operating income (loss)	948		(124)	(2)	(65)	757

Investment income, net	163	(b)	—	—	10 (c)	173

Income (loss) before income taxes	1,111		(124)	(2)	(55)	930
Income tax (expense) benefit	(239)	(d)	40	1	35 (e)	(163) (d)

Net income (loss)	$872		$(84)	$(1)	$(20)	$767

Earnings (loss) per common share:
Diluted	$0.52		$(0.05)	$(0.00)	$(0.01)	$0.46

Shares used in per share calculations:
Diluted	1,664		1,664	1,664	1,664	1,664

Supplemental Financial Data:
Operating Cash Flow	$1,014		$(48) (g)	$(2)	$(84)	$880
Operating Cash Flow as a % of Revenues	42%				N/M	36%

Free Cash Flow (f)	$908		$(48) (g)	$(2)	$(105)	$753
Free Cash Flow as a % of Revenues	37%				N/M	31%

(a)	Estimated share-based compensation presented above and excluded from pro forma results did not include $1 million, net of tax, related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock.

(b)	Included $152 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $71 million in net realized gains on investments and $2 million in gains on derivative instruments from net decreases in the fair value of the put option liabilities related to our share repurchase program, partially offset by $57 million in other-than-temporary losses on investments and $5 million in interest expense.

(c)	Included $11 million in net realized gains on investments and $1 million in interest and dividend income, partially offset by $2 million in interest expense.

(d)	The first quarter of fiscal 2008 tax rates were approximately 18% for total Qualcomm (GAAP) and approximately 22% for Qualcomm pro forma.

(e)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the three months ended December 30, 2007, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 12 of 15
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended December 30, 2007
		Estimated				Total
	Qualcomm Pro	Share-Based		In-Process		Qualcomm
	Forma	Compensation		R&D	QSI	(GAAP)
Net cash provided (used) by operating activities	$1,014	$(48	)(a)	$(2)	$(84)	$880
Less: capital expenditures	(106)	—		—	(21)	(127)

Free cash flow	$908	$(48)		$(2)	$(105)	$753

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$4	$—		$—	$(4)	$—
Cash transfers to QSI (2)	(113)	—		—	113	—

Net cash transfers	$(109)	$—		$—	$109	$—

(1)	Cash from loan payments and sale of equity securities.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended December 31, 2006
		Estimated			Total
	Qualcomm	Share-Based			Qualcomm
	Pro Forma	Compensation		QSI	(GAAP)
Net cash provided (used) by operating activities	$834	$(32	)(a)	$(13)	$789
Less: capital expenditures	(290)	—		(32)	(322)

Free cash flow	$544	$(32)		$(45)	$467

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 13 of 15
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)
ASSETS

	December 30,	September 30,
	2007	2007
Current assets:
Cash and cash equivalents	$2,968	$2,411
Marketable securities	4,100	4,170
Accounts receivable, net	703	715
Inventories	522	469
Deferred tax assets	327	435
Collateral held under securities lending	283	421
Other current assets	195	200

Total current assets	9,098	8,821
Marketable securities	4,265	5,234
Property, plant and equipment, net	1,794	1,788
Goodwill	1,499	1,325
Deferred tax assets	606	318
Other assets	1,086	1,009

Total assets	$18,348	$18,495

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$536	$635
Payroll and other benefits related liabilities	299	311
Dividends payable	228	—
Unearned revenues	206	218
Income taxes payable	52	119
Obligations under securities lending	283	421
Other current liabilities	513	554

Total current liabilities	2,117	2,258
Unearned revenues	137	142
Income taxes payable	194	—
Other liabilities	290	260

Total liabilities	2,738	2,660

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series;
8 shares authorized; none outstanding at
December 30, 2007 and September 30, 2007	—	—
Common stock, $0.0001 par value; 6,000 shares authorized;
1,629 and 1,646 shares issued and outstanding at
December 30, 2007 and September 30, 2007, respectively	—	—
Paid-in capital	6,400	7,057
Retained earnings	9,076	8,541
Accumulated other comprehensive income	134	237

Total stockholders’ equity	15,610	15,835

Total liabilities and stockholders’ equity	$18,348	$18,495

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 14 of 15
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 30,	December 31,
	2007	2006
Revenues:
Equipment and services	$1,703	$1,342
Licensing and royalty fees	737	677

Total revenues	2,440	2,019

Operating expenses:
Cost of equipment and services revenues	783	634
Research and development	511	440
Selling, general and administrative	389	369

Total operating expenses	1,683	1,443

Operating income	757	576

Investment income, net	173	203

Income before income taxes	930	779
Income tax expense	(163)	(131)

Net income	$767	$648

Basic earnings per common share	$0.47	$0.39

Diluted earnings per common share	$0.46	$0.38

Shares used in per share calculations:
Basic	1,635	1,653

Diluted	1,664	1,685

Dividends per share paid	$—	$—

Dividends per share announced	$0.14	$0.12

Qualcomm Announces First Quarter Fiscal 2008 Results	Page 15 of 15
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 30,	December 31,
	2007	2006
Operating Activities:
Net income	$767	$648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	108	91
Non-cash income tax expense	72	54
Non-cash portion of share-based compensation expense	125	130
Incremental tax benefits from stock options exercised	(48)	(32)
Net realized gains on marketable securities and other investments	(82)	(64)
Other-than-temporary losses on marketable securities and other investments	57	1
Other items, net	4	4
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	43	(9)
Inventories	(47)	(81)
Other assets	11	(98)
Trade accounts payable	(77)	47
Payroll, benefits and other liabilities	(35)	38
Unearned revenues	(18)	60

Net cash provided by operating activities	880	789

Investing Activities:
Capital expenditures	(127)	(322)
Purchases of available-for-sale securities	(1,684)	(1,673)
Proceeds from sale of available-for-sale securities	2,492	2,436
Other investments and acquisitions, net of cash acquired	(229)	(220)
Change in collateral held under securities lending	138	—
Other items, net	—	(2)

Net cash provided by investing activities	590	219

Financing Activities:
Proceeds from issuance of common stock	77	97
Incremental tax benefits from stock options exercised	48	32
Repurchase and retirement of common stock	(900)	(96)
Change in obligations under securities lending	(138)	—

Other items, net	(1)	—

Net cash (used) provided by financing activities	(914)	33

Effect of exchange rate changes on cash	1	1

Net increase in cash and cash equivalents	557	1,042
Cash and cash equivalents at beginning of period	2,411	1,607

Cash and cash equivalents at end of period	$2,968	$2,649